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CompuMed, Inc. Offers the INTEL® HEALTH GUIDE as Part of Its Integrated Telecardiology Services
Company Offers INTEL® HEALTH GUIDE Pursuant to Agreement with Intel-GE Care Innovations™, LLC

Los Angeles – March 21, 2011 – CompuMed, Inc. (OTCQB: CMPD) (http://www.compumed.net), a telemedicine and medical informatics company providing telecardiology services and products for the clinical sector, announced that it has begun offering the INTEL® HEALTH GUIDE as part of its integrated telecardiology products and services pursuant to an agreement signed today between the Company and Intel-GE Care Innovations, LLC (Care Innovations).

The INTEL® HEALTH GUIDE from Care Innovations is a product (hardware and software) that offers a comprehensive solution for virtual care, enabling daily monitoring of patient health conditions and information exchange via video conferencing. The INTEL® HEALTH GUIDE provides a large touch screen and simple software user interface. The system obtains information (automatically if connected) from specific peripherals monitoring vital signs (e.g., blood pressure, weight, blood glucose, pulse oximetry and peak flow), as well as from questionnaires provided to the patient.  CompuMed has developed a series of customized cardiovascular care protocols for use by its customers using the INTEL® HEALTH GUIDE.

Maurizio Vecchione, CompuMed’s President and CEO said, “We have been working hard to extend CompuMed’s capability into the disease management arena.  Our belief is that our customers need not only diagnostic and over-read capabilities but also access to technologies that manage patients long term.”  He added, “With the introduction of the INTEL® HEALTH GUIDE into our product mix, we have added an important capability to our product line expansion for the Company.  We are pleased to be aligned with a leader in telemedicine such as Care Innovations and believe that pursuant to our agreement, we can innovate and iterate our product line quickly as a result of working together.”

Dr. David Frisch, MD, F.A.A.C, and CompuMed’s Medical Director added, “Our monitoring protocols are targeted at cardiovascular patients with intensive needs. By combining those protocols with our existing diagnostic telecardiology, we can extend the type and scope of our services that our physicians are able to offer. We can now expand significantly into disease management, and we expect this to have impact throughout our clinical settings.”

About CompuMed

CompuMed, Inc. (OTCQB: CMPD) develops and markets products and services that combine advanced imaging with medical informatics. Its focus is on analysis and remote monitoring for patients with cardiovascular and musculoskeletal diseases. The company has specialized expertise and intellectual property in telemonitoring imaging and analysis designed to improve healthcare provider workflow and patient care while reducing costs. CompuMed is headquartered in Los Angeles and distributes its products worldwide both directly and through OEM partners. Visit CompuMed at www.compumed.net and follow on Twitter  @compumed and on Facebook at CompuMed Inc.

Forward Looking Statements

Statements contained in this press release that are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth, results of contracts and other financial results, are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements including statements concerning the Company's plans, objectives, expectations and intentions are based largely on management's expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These statements are subject to uncertainties and risks including, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, product and service demand and acceptance, changes in technology, ability to raise capital, the availability of appropriate acquisition candidates and/or business partnerships, economic conditions, the impact of competition and pricing, capacity and supply constraints or difficulties, government regulation and other risks identified in the Company's filings with the Securities and Exchange Commission including its Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB. All such forward-looking statements are expressly qualified by these cautionary statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect events, conditions or circumstances on which any such statement is based after the date hereof, except as required by law.

Press Contact:
Susan Tellem, APR, RN
Tellem Worldwide
+1 310-313-3444
stellem@tellem.com